UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2014

Marlin Midstream Partners, LP
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36018	46-2627595
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
2105 CityWest Boulevard, Suite 100 Houston, Texas 77042
(address of principal executive offices) (zip code)
(832) 200-3702
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On August 1, 2014, NuDevco Partners Holdings, LLC (the “Guarantor”) entered into a Guaranty in favor of Marlin Midstream Partners, LP and its subsidiaries and affiliates (collectively, the “Beneficiary”). Marlin Midstream Partners, LP is an indirect subsidiary of the Guarantor. Pursuant to the Guaranty, the Guarantor has agreed to, among other things, unconditionally and irrevocably guarantee the prompt payment, when due, of all liabilities and obligations currently or in the future owed to the Beneficiary by the Guarantor’s wholly owned and controlled subsidiary, Associated Energy Services, LP, with respect to contracts for the gathering and processing of gas, the transloading of crude oil and the sale, transportation, purchase or exchange of natural gas, crude oil or financial derivatives and any other future or existing agreements. The Guaranty will terminate after thirty day written notice from the Guarantor to the Beneficiary.
The foregoing description is qualified in its entirety by reference to the full text of the Guaranty, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Guaranty, dated as of August 1, 2014, by NuDevco Partners Holdings, LLC in favor of Marlin Midstream Partners, LP and its subsidiaries and affiliates

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2014                        MARLIN MIDSTREAM PARTNERS, LP
By: Marlin Midstream GP, LLC, its General Partner

By: /s/ Terry D. Jones
Terry D. Jones
Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Exhibit Description
10.1	Guaranty, dated as of August 1, 2014, by NuDevco Partners Holdings, LLC in favor of Marlin Midstream Partners, LP and its subsidiaries and affiliates